UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        May 6, 2016

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 6, 2016 at which

●	six directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified; and
●	the compensation of the named executive officers as disclosed in the proxy statement was approved, on an advisory basis; and
●	the proposed Amended and Restated bylaws were adopted; and
●	the selection of Mayer Hoffman McCann P.C., independent registered public accountants, as auditors of the Company for the year ending December 31, 2016 was ratified.

Of the 13,986,952 shares outstanding and entitled to vote at the meeting, 12,694,428 shares were present, in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:      Election of Directors

Nominee	For	Against	Abstain

Sidney Kirschner	11,177,484	118,992	29,240

Michael Benstock	11,279,902	42,042	3,772

Alan D. Schwartz	11,221,777	99,198	4,741

Robin Hensley	11,284,163	20,489	21,064

Paul Mellini	11,241,668	37,967	46,082

Todd Siegel	11,243,380	59,696	22,640

Proposal 2: Approval, on an advisory basis, the compensation as disclosed in the proxy statement of the named executive officers

For	Against	Abstain
9,198,324	2,029,361	98,032

Proposal 3: Adoption of Amended and Restated Bylaws

For	Against	Abstain
9,120,338	2,190,198	15,181

Proposal 4:     Ratification of Mayer Hoffman McCann P.C., as auditors for 2016

For	Against	Abstain
12,668,413	19,280	6,735

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Chief Operating Officer, Chief Financial Officer and Treasurer

Date: May 6, 2016